SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 19, 2013
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(Date of Report)

ALANCO TECHNOLOGIES, INC.
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(Exact name of Registrant as specified in its charter)

0-9437
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(Commission File No.)

ARIZONA                        86-0220694
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(State or other jurisdiction)    (IRS Employer Identification No.)

7950 E. ACOMA DRIVE, STE 111, SCOTTSDALE, ARIZONA  85260
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(Address of Principal Executive Office)       (Zip Code)

(480) 607-1010
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(  ) Written communication pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

(  ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act
  (17 CFR 240.14a-12)

(  ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))

(  ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

On April 16, 2013 Alanco Technologies, Inc. held its Annual Meeting of Shareholders at the Company’s offices in Scottsdale, Arizona for the purpose of considering four proposals.  The Company’s Definitive Proxy Statement, outlining details of the proposals was filed with the SEC on February 22, 2013.  The following proposals were voted upon by 3,221,583 shares, or 64.3% of the 5,010,254 shares eligible to vote, constituting a quorum.   The final voting results by proposal are listed below.

Proposals 1, 2, 3 and 4 require a majority of shares voted for approval.  The “% For” represents the affirmative votes for the proposal divided by the total number of shares voted.

(1)           ELECTION OF DIRECTORS.

Mr. Harold S. Carpenter	For:	2,595,473	Witheld:	626,110	% For:	80.6%
Mr. John A. Carlson	For:	2,586,005	Witheld:	635,578	% For:	80.3%
Mr. James T. Hecker	For:	2,596,105	Witheld:	625,479	% For:	80.6%
Mr. Robert R. Kauffman	For:	2,614,773	Witheld:	606,810	% For:	81.2%
Mr. Thomas C. LaVoy	For:	2,596,105	Witheld:	625,479	% For:	80.6%

(2)           RATIFICATION OF RE-APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLICACCOUNTING FIRM.

For:	3,199,948	Against:	18,559	Abstain:	3,076	% For:	99.3%

(3)           ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.

For:	2,573,623	Against:	614,937	Abstain:	33,023	% For:	79.9%

(4)    ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

1 YR:	1,067,727	2 YRS:	62,958	3 YRS:	2,058,350	Abstain:	32,548

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  Alanco Technologies, Inc.

              By:    /s/ John A. Carlson
                 Name: John A. Carlson
                 Title:   Director, Executive VP and CFO

Date:  April 19, 2013